UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2026 (May 6, 2026)

GLOBAL BUSINESS TRAVEL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-39576	98-0598290
(Commission File Number)	(IRS Employer Identification No.)

666 3rd Avenue, 4th Floor

New York, New York 10017
(Address of principal executive offices) (Zip Code)

(646) 344-1290
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value of $0.0001 per share	GBTG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2026, Global Business Travel Group, Inc. (the “Company”) announced that the employment of Mr. John David Thompson, the Company’s EVP, Chief Technology Officer, will terminate on May 31, 2026 (the “Departure Date”). Upon Mr. Thompson’s departure, his responsibilities will be allocated to other members of the senior leadership team.

In connection with Mr. Thompson’s departure, the Compensation Committee of the Company’s Board of Directors approved on May 6, 2026, and Mr. Thompson and the Company entered into on May 7, 2026, a separation and release agreement that includes a general release of claims (the “Executive Release of Claims”). Subject to Mr. Thompson’s employment through the Departure Date, his timely re-execution and non-revocation of the Executive Release of Claims following the Departure Date and his ongoing compliance with his existing non-competition, non-solicitation, confidentiality, and related restrictive covenants, (i) Mr. Thompson is eligible to receive severance benefits under the Severance Protection Agreement, dated November 29, 2021, by and between GBT US LLC, a wholly owned subsidiary of the Company, and Mr. Thompson, (ii) Mr. Thompson’s outstanding restricted stock units and performance stock units granted under the Company’s 2022 Equity Incentive Plan will remain outstanding and be treated as if he remained employed through and terminated effective as of November 30, 2026 (or such later date as may be mutually agreed by the Company and Mr. Thompson), and (iii) Mr. Thompson’s stock options granted under the Company’s 2022 Equity Incentive Plan and Management Incentive Plan will be treated in accordance with the terms of such plans, except that the stock options granted to Mr. Thompson on or prior to December 2, 2021 will remain outstanding and exercisable through the later of (i) the last day of the post-termination exercise period applicable to such stock option in connection with a termination without cause (as set forth in such plans) or (ii) November 30, 2026 (or such later date as may be mutually agreed by the Company and Mr. Thompson), unless earlier settled or forfeited in accordance with their terms.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1^	Severance Protection Agreement, dated November 29, 2021, by and between GBT US LLC and John David Thompson.

10.2^	Executive Release of Claims, dated as of May 7, 2026, by and between GBT US LLC and John David Thompson.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

^ Certain portions of these Exhibits have been omitted in accordance with Regulation S-K Item 601.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Business Travel Group, Inc.

Date: May 12, 2026	By:	/s/ Eric J. Bock
	Name:	Eric J. Bock
	Title:	Chief Legal Officer, Global Head of M&A and Compliance and Corporate Secretary

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